Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Part of GE Capital | Personal | Businesses | Contact Us | Log In | Finish Application

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Corporate notes may offer higher interest rates than many competing products
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A few companies, like GE Capital, offer you the ability to directly invest in their unsecured debt through corporate note programs.

Corporate notes (notes) are debt obligations issued by corporations. Investors would consider this type of investment as they are designed to provide higher interest rates than many other alternatives like FDIC-insured savings accounts, short term certificates of deposit, and money market funds.

Some corporations, like GE Capital, have direct issuance note programs that offer investors the opportunity to buy direct without a sales fee or commission. Investors who participate in these programs should be comfortable managing investments on their own without the assistance of a financial advisor. Investors should also be mindful that these investments cannot be traded on a secondary market. **If they are issued for a fixed term, the investor should be prepared to hold the investment until the end of such fixed term.**

GE Capital's direct issuance programs include GE Interest Plus notes and GE Capital Select term notes. GE Interest Plus was launched in 1992 and currently has 170,000 investors with over $8 billion in investment. GE Capital Select term notes was introduced in 2012 and offers investors the ability to earn a fixed rate for a specific term.

Both GE Interest Plus and GE Capital Select represent investments in the senior unsecured debt of GE Capital. The notes rank equally and ratably with all other unsecured and unsubordinated debt of GE Capital. As unsecured debt, the notes are not secured by specific assets of GE Capital.

Before you invest, you should review the prospectus and supplements of the particular note program that interests you. You should also review the most recent GE Capital annual report on Form 10-K and quarterly reports on Form 10-Q. These reports may be found by clicking here.

Investors should be aware that these note programs do not represent bank products and are not FDIC insured. Unlike short-term bond funds or money market mutual funds, they are the unsecured debt of a single company. So, your risk (and your potential return) is higher.

In Good Company

GE Capital offers a broad range of financial services and products worldwide for businesses of all sizes. Additionally, during 2011 GE Capital extended approximately $87 billion of credit to approximately 56 million U.S. consumers.

Want to read more about GE Capital? Click Here.

Just the Facts

For recent information on GE Capital net income, click here for our Fact Sheet.

Investments in GE Interest Plus and GE Capital Select notes are not FDIC-insured. Please see below for more information.

Questions? Call us at 1-800-433-4480. Representatives are available business days from 8:00 a.m. to 7:00 p.m. ET

About the Issuer
GE Interest Plus and GE Capital Select are direct investments in the senior unsecured corporate of General Electric Capital Corporation ("GE Capital"). GE Capital offers a broad range of financial services and products worldwide for businesses and consumers. Want to read more about GE Capital? Click Here.

GE Interest Plus is a direct investment in variable rate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investments in short term debt securities of many companies, or a certificate of deposit. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed registration statements (including prospectuses) [Registration Statement Nos. 333-182627 and 333-184794] with the SEC for the offerings to which these communications relate. Before you invest, you should read the applicable prospectus in the applicable registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and the applicable offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here for the GE Interest Plus prospectus, or clicking here for the GE Capital Select prospectus. Alternatively, the issuer, any underwriter, or any dealer participating in the offerings will arrange to mail you the applicable prospectus if you request it by clicking here.

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Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Part of GE Capital

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Reach new heights
Corporate notes may offer higher interest rates than many competing products
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GE Capital's direct issuance programs include GE Interest Plus demand notes and GE Capital Select term notes. For a direct comparison of the note programs offered, please review the table below:

Attribute	GE Interest Plus	GE Capital Select
What is it?	GE Interest Plus is a variable rate demand note. This means that the note pays a floating rate of interest and is redeemable by you at any time. You are able to add to or redeem your investment by check, ACH transfer and wire transfer. More information can be found in the current prospectus and pricing supplement.	GE Capital Select term notes are a fixed rate, fixed term note. This means that the notes earn interest at a fixed rate but are meant to be held for a fixed period of time – from 1 year to 10 years depending on the term you select. Consider this investment only if you are prepared to hold the note until maturity. More information can be found in the current prospectus and pricing supplement.
Type of Rate	Variable rate. The note pays a floating rate of interest. Rates may be reset weekly by the GE Interest Plus Interest Rate Committee.	Fixed rate for the term you select. The rate you receive on your investment in a note will not change during the term of the note.
Current Rates	
Who can invest	Available to individual, joint tenants, custodial investors and personal trust investors. A version of the GE Interest Plus notes, GE Interest Plus for Businesses, is available to business investors.	Available to individual, joint tenants, custodial investors and personal trust investors. GE Capital Select notes are ***not*** available to business investors.
Minimum investment	$500	$1,000
Maximum investment	No maximum²	The maximum investment for a note is $5,000,000 (excluding any reinvested interest that is payable upon maturity). If you invest in more than one GE Capital Select term note, the aggregate principal amount of all GE Capital Select term notes you can hold in a single registration is limited to $5,000,000.
Investing more	You can choose to add to your investment at any time.	You invest a fixed amount into the term you select and cannot add to your investment.
Redeeming	You can choose to redeem from your investment at any time. You are able to add to or redeem your investment by check, ACH transfer and wire.	You must hold the note until maturity to avoid incurring a five percent (5%) early redemption penalty and receiving back only 95% of your initial investment amount in the redeemed note. See "penalty for early redemption" below.
Penalty for early redemption	No penalties for redemption; redeemable at any time.	If you decide to redeem your note prior to maturity (other than within 10 days of funding of the investment or upon the death of a registered holder of the note), you will incur a 5% early redemption penalty and will only receive 95% of your initial investment amount in the redeemed note.

Current Rates – GE Interest Plus:

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	1.00	1.01
$15k - $49,999	1.05	1.06
$50k - $5MM[2]	1.10	1.11

Current Rates – GE Capital Select:

Note Term	Rate (%)	Yield (%)
2 year	1.20	1.21
3 year	1.35	1.36
5 year	1.70	1.71
7 year	2.25	2.28
10 year	2.70	2.74

In Good Company

GE Capital offers a broad range of financial services and products worldwide for businesses of all sizes. Additionally, during 2011 GE Capital extended approximately $87 billion of credit to approximately 56 million U.S. consumers.

Want to read more about GE Capital? Click Here

Just the Facts

For recent information on GE Capital net income, click here for our Fact Sheet.

Investments in GE Interest Plus and GE Capital Select notes are not FDIC-insured. Please see below for more information.

Questions? Call us at 1-800-433-4480. Representatives are available business days from 8:00 a.m. to 7:00 p.m. ET

About the Issuer
GE Interest Plus and GE Capital Select are direct investments in the senior unsecured corporate of General Electric Capital Corporation ("GE Capital"). GE Capital offers a broad range of financial services and products worldwide for businesses and consumers. Want to read more about GE Capital? Click Here.

GE Interest Plus is a direct investment in variable rate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investments in short term debt securities of many companies, or a certificate of deposit. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed registration statements (including prospectuses) (Registration Statement Nos. [illegible] and [illegible]) with the SEC for the offerings to which these communications relate. Before you invest, you should read the applicable prospectus in the applicable registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and the applicable offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here for the GE Interest Plus prospectus, or clicking here for the GE Capital Select prospectus. Alternatively, the issuer, any underwriter, or any dealer participating in the offerings will arrange to mail you the applicable prospectus if you request it by clicking here.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued and compounded daily and posted monthly, and that there are no additional investments or redemptions.

[2] The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

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Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Part of GE Capital | Personal | Businesses | Contact Us | Log In | Finish Application

GE Capital
Invest Direct

Home | Learn About Corporate Notes | Discover GE Interest Plus | Discover GE Capital Select | Get Started

Introducing GE Capital Select term notes

Invest in GE Capital Select term notes

- Higher rates than many competing alternatives
- Choose the term that makes sense for you
- Invest directly in GE Capital without a sales fee
- An investment in a company you know and trust

Apply Today →

1.35% RATE
3 YEAR TERM

Looking for on-demand access to your investment? Consider GE Interest Plus. Learn More

Discover GE Capital Select

- Overview
- How to Invest
- Keeping Track
- Current Terms and Rates
- FAQs

GE Capital Select term notes are available to individual, joint tenants, custodial investors and personal trust investors.

The notes are *not* available to business investors. To establish an investment, you must be 18 years or older and reside in the United States. The minimum required investment is $1,000 per note. The maximum investment in a note is $5,000,000. If you invest in more than one GE Capital Select term note, the aggregate principal amount of all GE Capital Select term notes you can hold in a single registration is limited to $5,000,000.

To invest, carefully read the prospectus and supplements. If you determine that an investment is appropriate for you, you may open your investment online. When you do, you will have the option to fund your investment electronically from a bank account you designate, a current GE Interest Plus investment maintained in your name, or you can mail in a check.

Keep in mind that the rate for the term you choose may change at any time. Your interest rate will only be set once you fund your investment, and at that time, you will receive the highest rate posted in the last 7 calendar days from the date your investment is established. If this rate is unacceptable to you, you will have 10 calendar days to cancel your investment without incurring a penalty for early redemption.

Today's Rates

Note Term	Rate (%)	Yield (%)
2 year	1.20	**1.21**
3 year	1.35	**1.36**
5 year	1.70	**1.71**
7 year	2.25	**2.28**
10 year	2.70	**2.74**

What you need to know

- You lock in a fixed rate for the term when you invest
- You must hold the note until maturity to avoid a **penalty** for early redemption
- There is no secondary market in GE Capital Select term notes and the notes cannot be transferred

Investments in GE Interest Plus and GE Capital Select notes are not FDIC-insured. Please see below for more information.

Questions? Call us at 1-800-433-4480. Representatives are available business days from 8:00 a.m. to 7:00 p.m. ET

About the Issuer
GE Interest Plus and GE Capital Select are direct investments in the senior unsecured corporate of General Electric Capital Corporation ("GE Capital"). GE Capital offers a broad range of financial services and products worldwide for businesses and consumers. Want to read more about GE Capital? Click Here.

GE Interest Plus is a direct investment in variable rate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investments in short term debt securities of many companies, or a certificate of deposit. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed registration statements (including prospectuses) [Registration Statement Nos. 333-182527 and 333-184784] with the SEC for the offerings to which these communications relate. Before you invest, you should read the applicable prospectus in the applicable registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and the applicable offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here for the GE Interest Plus prospectus, or clicking here for the GE Capital Select prospectus. Alternatively, the issuer, any underwriter, or any dealer participating in the offerings will arrange to mail you the applicable prospectus if you request it by clicking here.

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Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Part of GE Capital

Personal | Businesses

Contact Us | Log In | Finish Application

GE Capital
Invest Direct

Home | Learn About Corporate Notes | Discover GE Interest Plus | Discover GE Capital Select | Get Started

Introducing GE Capital Select term notes

Invest in GE Capital Select term notes

- Higher rates than many competing alternatives
- Choose the term that makes sense for you
- Invest directly in GE Capital without a sales fee
- An investment in a company you know and trust

1.35% RATE
3 YEAR TERM

Apply Today →

Looking for on-demand access to your investment? Consider GE Interest Plus. Learn More

Discover GE Capital Select

- Overview
- How to Invest
- **Keeping Track**
- Current Terms and Rates
- FAQs

Once you open your investment, you will be able to view it online through the GE Capital Invest Direct eService website.

You will login with the username and password you selected during the application process, or the same username and password you have in place for previously established investments.

Once you login, you'll be able to view statements, see interest accruals, and, if you are receiving interest payments monthly, view transfers of interest to your external bank account. Have more than one GE Capital corporate note? You'll be able to view all of them in one place when you login.

When your note approaches maturity, you will be notified that your note is coming due. When it has matured, we will mail you a check for the principal amount of the note plus any accrued but unpaid interest.

Today's Rates

Note Term	Rate (%)	Yield (%)
2 year	1.20	1.21
3 year	1.35	1.36
5 year	1.70	1.71
7 year	2.25	2.28
10 year	2.70	2.74

What you need to know

- You lock in a fixed rate for the term when you invest
- You must hold the note until maturity to avoid a **penalty** for early redemption
- There is no secondary market in GE Capital Select term notes and the notes cannot be transferred

Investments in GE Interest Plus and GE Capital Select notes are not FDIC-insured. Please see below for more information.

Questions? Call us at 1-800-433-4480. Representatives are available business days from 8:00 a.m. to 7:00 p.m. ET

About the Issuer
GE Interest Plus and GE Capital Select are direct investments in the senior unsecured corporate of General Electric Capital Corporation ("GE Capital"). GE Capital offers a broad range of financial services and products worldwide for businesses and consumers. Want to read more about GE Capital? Click Here.

GE Interest Plus is a direct investment in variable rate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investments in short term debt securities of many companies, or a certificate of deposit. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed registration statements (including prospectuses) [Registration Statement Nos. 333-182527 and 333-184794] with the SEC for the offerings to which these communications relate. Before you invest, you should read the applicable prospectus in the applicable registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and the applicable offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here for the GE Interest Plus prospectus, or clicking here for the GE Capital Select prospectus. Alternatively, the issuer, any underwriter, or any dealer participating in the offerings will arrange to mail you the applicable prospectus if you request it by clicking here.

GE.com | GE Capital.com | Prospectuses | Privacy Policy | SEC Filings | Sitemap

Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Part of GE Capital | Personal | Businesses | Contact Us | Log In | Finish Application

GE Capital
Invest Direct

Home | Learn About Corporate Notes | Discover GE Interest Plus | Discover GE Capital Select | Get Started

Introducing GE Capital Select term notes

Invest in GE Capital Select term notes

- Higher rates than many competing alternatives
- Choose the term that makes sense for you
- Invest directly in GE Capital without a sales fee
- An investment in a company you know and trust

Apply Today →

1.35% RATE
3 YEAR TERM

Looking for on-demand access to your investment? Consider GE Interest Plus. Learn More

Discover GE Capital Select

- Overview
- How to Invest
- Keeping Track
- Current Terms and Rates
- FAQs

Current Available Terms and Interest Rates. Interest Rates Effective 11/15/2012

Note Term	Rate (%)*	Yield (%)**
2 year	1.20	1.21
3 year	1.35	1.36
5 year	1.70	1.71
7 year	2.25	2.28
10 year	2.70	2.74

Download current prospectus

* The rate for the term you choose may change at any time. Your interest rate will only be set once you fund your investment, and at that time, you will receive the highest rate posted in the last 7 calendar days from the date your investment is established. If this rate is unacceptable to you, you will have 10 calendar days to cancel your investment without incurring a penalty for early redemption.

** Yield reflects the annual rate of return on your investment. It assumes that interest is accrued and compounded daily and the note and all interest is held to maturity.

What you need to know

- You lock in a fixed rate for the term when you invest
- You must hold the note until maturity to avoid a **penalty** for early redemption
- There is no secondary market in GE Capital Select term notes and the notes cannot be transferred

Investments in GE Interest Plus and GE Capital Select notes are not FDIC-insured. Please see below for more information.

Questions? Call us at 1-800-433-4480. Representatives are available business days from 8:00 a.m. to 7:00 p.m. ET

About the Issuer
GE Interest Plus and GE Capital Select are direct investments in the senior unsecured corporate of General Electric Capital Corporation ("GE Capital"). GE Capital offers a broad range of financial services and products worldwide for businesses and consumers. Want to read more about GE Capital? Click Here.

GE Interest Plus is a direct investment in variable rate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investments in short term debt securities of many companies, or a certificate of deposit. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed registration statements (including prospectuses) [Registration Statement Nos. 333-182627 and 333-184794] with the SEC for the offerings to which these communications relate. Before you invest, you should read the applicable prospectus in the applicable registration statements and other documents the issuer has filed with the SEC for more complete information about the issuer and the applicable offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here for the GE Interest Plus prospectus, or clicking here for the GE Capital Select prospectus. Alternatively, the issuer, any underwriter, or any dealer participating in the offerings will arrange to mail you the applicable prospectus if you request it by clicking here.

GE.com | GE Capital.com | Prospectuses | Privacy Policy | SEC Filings | Sitemap

Copyright 2012, General Electric Capital Corporation

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

GENERAL INFORMATION

What is GE Capital Invest Direct?

GE Capital Invest Direct is a website through which General Electric Capital Corporation offers the opportunity to invest directly in GE Interest Plus and GE Capital Select notes.

What is a GE Capital Select term note?

A GE Capital Select term note is an investment in the unsecured senior debt of General Electric Capital Corporation and is not a bank account, certificate of deposit or money market fund and is not FDIC-insured. GE Capital Select term notes are not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. Each GE Capital Select term note represents a promise by GE Capital to pay principal and interest to the holder thereof when due. When the note matures, your principal will be returned to you along with any accrued but unpaid interest. More information concerning GE Capital Select term note is contained in the prospectus.

What are the available terms and interest rates?

GE Capital Select term notes have terms to maturity ranging from 1 to 10 years. This website and the prospectus and supplements provide information on the current rate offered for each term. Please review the prospectus and pricing supplement or click here to view terms and current rates.

What is the difference between GE Capital Select and GE Interest Plus?

When you invest in GE Capital Select term notes, you are investing a fixed amount of money in a fixed rate term note. This means that you are paid a fixed rate of interest and agree not to redeem your investment for a specific period of time. This rate will not change during the term of the note. If you decide to redeem your note prior to maturity (other than within 10 days of funding of the investment or upon the death of the registered holder of the note), you will incur a 5% early redemption penalty and will only receive 95% of the aggregate principal amount of your initial investment amount (plus 100% of any accrued and unpaid interest). See the prospectus and supplements for more information.

When you invest in GE Interest Plus notes, you are investing in a variable rate demand note. This means that the note pays a floating rate of interest and is redeemable by you at any time without penalty. The interest rate offered by GE Interest Plus varies and may be reset as often as weekly, as determined by the GE Interest Plus Committee. You are able to add to or redeem your investment by check, ACH transfer and wire. More information can be found in the prospectus and pricing supplements.

What is the difference between a GE Capital Select term note and a bank certificate of deposit?

GE Capital Select term notes represent a direct investment in General Electric Capital Corporation. They do not represent a bank deposit, money market account or certificate of deposit and are NOT FDIC-

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Insured. Certificates of deposit are a form of bank deposit and are FDIC-Insured. Investors must understand that term notes do not represent a bank deposit. Click here to review the prospectus, which contains more information on GE Capital Select term notes.

How is the interest calculated and paid?

Interest is compounded daily at an annual rate based on a 365-day year. You may elect to receive interest payments on a monthly basis or only upon maturity of the note. If you elect to receive interest monthly, it will be posted to your GE Capital Select term note on the last day of the month and a payment will be initiated to you on the same day. Typically, monthly interest payments will be transferred to your linked bank account 2 business days after month end.

If you elect to receive interest only upon maturity of the note, interest will be paid monthly and automatically invested in notes having the same interest rate and maturity date as your investment.

Will my interest rate for GE Capital Select change during the note’s term?

No. The interest rate is fixed on the note issue date and remains unchanged through the life of the note.

Will the interest I earn be taxable?

Yes. Interest earned on your GE Capital Select investment will constitute income to you and is taxable in the year in which it is earned, regardless of whether you elect to receive monthly interest payments or to receive your interest payment only upon maturity of the investment. Interest income is subject to federal and applicable state and local taxes.

Can I purchase a note in my IRA?

No.

INVESTING

Who can purchase GE Capital Select term notes?

GE Capital Select term note investments may be held by individuals (individually, jointly or in a custodial arrangement) and by personal trust investors. Trust applications will not be accepted from any trust that is an employee benefit, retirement, or deferred compensation plan. The notes are not currently available to business investors. Investors must be 18 years or older and reside in the United States to apply.

How do I purchase a note?

Carefully read the prospectus and supplements. If you determine that a GE Capital Select term note is an appropriate investment for you, you can then establish your investment online. When you do, you will

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

have the option to fund your investment via a linked bank account, by redemption of part of a current investment maintained in GE Interest Plus notes, or by mailing in a check.

How can I fund my GE Capital Select term note?

You may do so through redemption of part of an existing GE Interest Plus investment, by transferring funds from an external bank account already linked to your current investment, or linked during the application process, or by mailing in a check.

If you have a current GE Interest Plus investment, you may fund your GE Capital Select term note by electing to redeem a portion of your GE Interest Plus investment and applying the proceeds to the new investment.

You may fund your investment by transferring funds from a bank account that you verify during the application process or one that you have verified previously for another investment account. If the bank account must be verified, you will either verify it instantly or through trial deposits.

1.	If you instantly verify your bank account, your GE Capital Select term note will be opened and you will receive the rate offered on the day your application is approved.
2.	If you choose trial deposits, you will leave the application session and return to complete the application after your receive the trial deposits in your bank account.

You may complete the investment application online and then mail in a check with the cover letter provided to you when you complete your application. If you mail in a check, your investment will initially be set to pay interest to you at maturity. You will have the option to change this to monthly interest payouts once your investment has been established. You will mail your check to the following address:

GE Capital Invest Direct
GE Capital Select
P.O. Box 534023
Pittsburgh, PA 15253-4023

Trust investments may only be funded by mailing in a check. Keep in mind that when you mail in a check, you are leaving the application process and interest rates may change before your term note is established. When your check is received, your term note account will be established and your interest rate will be set. See “Note Maturity and Redeeming Prior to Maturity” to review your options if you are unhappy with the interest rate on your investment.

What types of checks will you accept for investment?

Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks,

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

foreign checks and third party checks are not acceptable. Your check must be made payable to “GE Capital Select.” Cash is not accepted.

Can I apply for an investment if I do not have a Driver’s License?

Yes. If you do not have a Driver’s License, you may apply as long as you have a valid, non-expired U.S. State ID.

What type of bank account can I link to my investment?

It must be a U.S. based bank checking or savings account with a valid routing and transit number. The registration of the bank account must match the registration of the investment you are establishing.

What is required to open a Trust Investment?

After you submit your application electronically, you must mail in a completed and signed Trustee Certification and Agreement, IRS Form W-9, and the first two pages and the signature page of the trust agreement (with visible notary seal or stamp) along with your check for the investment amount you indicated on your application. The Trustee Certification and Agreement will be provided to you online once your application has been submitted. Make sure the name of the trust, the date the trust was established and the name of the trustee (and co–trustee if applicable) appear on the pages of the trust agreement you send in.

What is a Uniform Gift to Minor’s Account?

The Uniform Gift to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA) is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an investment for a child, but limit that child’s access to the investment until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 18 to 21. The child is the investment owner, but a parent (or other adult) is named as custodian. The custodian controls the investment until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the investment.

Can I establish an investment account with an address outside the United States?

No. GE Capital Select term notes are available only to individuals who have an established residence in the U.S.

Can I have my mail sent to an address outside the United States?

No.

What happens after I invest?

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

If your application is approved, you will see a welcome screen online. You will be able to download a welcome kit from this screen. In addition, you will be emailed a welcome communication and mailed a confirmation statement that includes important information about the notes you purchased including the interest rate, the issue date, the interest payment schedule and the maturity date. On an ongoing basis you will receive monthly statements that summarize activity, including interest postings and payments should you decide to receive your interest monthly. In January of each year, you will be sent a Form 1099 INT, which provides a summary of the interest income reported to the IRS for the previous year with regard to your investment.

What is the minimum and maximum amount that I can invest?

The minimum required investment is $1,000 per note. The maximum investment for a note is $5,000,000 (excluding any interest that is payable upon maturity). If you invest in more than one GE Capital Select term note, the aggregate principal amount of all notes you can hold in a single registration is $5,000,000.

Will I receive an actual note in a certificate form?

No. The notes are issued in book entry form. You will be able to view your investment through the eService website, and hear about your investment if you call the automated telephone line at 1-800-433-4480 and establish a personal identification number.

When will I receive my 1099-INT Form?

GE Capital Invest Direct will mail your 1099-INT Form in January of each year following the reporting year.

HOW TO CONTACT US

What are the mailing addresses for GE Capital Invest Direct/GE Capital Select?

For financial items (checks):	GE Capital Invest Direct
GE Capital Select
PO Box 534022
Pittsburgh, PA 15253-4022

For Letters/Correspondence:	GE Capital Invest Direct
GE Capital Select
PO Box 534023
Pittsburgh, PA 15253-4023

For overnight mail:	GE Capital Invest Direct
GE Capital Select

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Room 154-0510
500 Ross Street
Pittsburgh, PA 15262

FEES

Do I pay a commission to purchase a note?

No. You do not pay a sales fee or commission to purchase a note.

Are there maintenance fees?

There are no regular maintenance fees associated with this investment. You buy the note directly without a middleman and can avoid paying a commission to a broker. There are fees associated with special requests as outlined below:

Overnight Mailing Charge	$10.00
Statement Copy	$10.00

NOTE MATURITY AND REDEEMING PRIOR TO MATURITY

Can I change my mind after purchasing a note?

You can redeem your initial investment within 10 calendar days of the funding of the investment without incurring an early redemption penalty. If you rescind your investment within the 10 calendar day redemption grace period, we will promptly return the principal amount of your note and you will not earn any interest for the days your note was outstanding.

After the 10 day redemption grace period, other than upon the death of the registered holder of a note, you cannot redeem your GE Capital Select term notes without incurring a 5% early redemption penalty, meaning that upon redemption you will only receive back 95% of the aggregate principal amount of your initial investment amount (along with all accrued but unpaid interest for such note).

What happens when my note matures?

You will be notified 30 days prior to the maturity date that your note is about to mature. When it has matured, we will mail you a check for the principal amount of the note plus any accrued but unpaid interest thereon.

Can I sell my note prior to maturity?

No. There is no secondary trading market for the notes and they cannot be transferred.

RISKS

What do I need to know about this investment?

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

An investment in GE Capital Select term notes is not an obligation of or guaranteed by General Electric Company, BNY Mellon (the Agent Bank), GE Capital Bank, GE Capital Retail Bank or any other company. The Notes are not equivalent to a deposit or other bank account and are not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. The Notes are not a brokerage account with GE Capital Markets, Inc. or any other broker-dealer and are not protected by the Securities Investor Protection Corporation under the Securities Investors Protection Act of 1970. The Notes are also not a money market fund and are not subject to the requirements of the Investment Company Act of 1940 or the Employee Retirement Income Security Act of 1974, as amended. Please review the prospectus for more information on risks associated with the investment.

What are the risks related to the notes?

You could lose the principal amount of your note plus all accrued but unpaid interest if GE Capital encounters serious financial difficulties and is unable to pay its debts. In addition, your ability to redeem your notes prior to their maturity and without incurring an early redemption penalty is limited. Please read the prospectus, including the section entitled “Risk Factors”, which describes the material risks related to the notes.

Are the notes insured?

No. The notes are not insured by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other agency or company. They are unsecured obligations of GE Capital only.

Are the notes secured by any collateral?

No. The notes are unsecured.

What is the priority of the notes?

The notes are an investment in the senior unsecured corporate debt of General Electric Capital Corporation and rank equally and ratably with other unsecured senior debt of General Electric Capital Corporation. Please review the prospectus for more details.

Can GE Capital prepay my note prior to maturity?

Yes. After giving you thirty days written notice, GE Capital may repay your note at par prior to maturity without your consent. At that time, you would receive your original principal amount and all accrued but unpaid interest earned through, but not including, the repayment date.

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

GE Capital
Invest Direct

Text Size A A A | Secure Site

1. Get Started
2. Personal Information
- Primary Applicant
3. Create Your Investment
4. Fund Your Investment
5. Choose Username and Password

Your Selection

Investment In:
GE Capital Select
Term: **2 years**
Amount: **$1,000.00**
Rate*: **1.20%**

*The rate will be set when your investment is funded. The rate you receive will be the highest rate available in the seven calendar days prior to the date of funding. If the rate you receive is unacceptable to you, you may cancel your investment within 10 days of the date of funding.

Personal Information

Please provide the following information:

Your Information

First Name

M. I. Optional

Last Name

Suffix Optional

Email Address

Re-Enter Email Address

Telephone Numbers

Primary Phone

Secondary Phone Optional

Address Details

Please do not enter a P.O. Box. All addresses must be in the United States.

Street Address

City

State -Select-

ZIP Code

How long have you lived at this address?

○ Less than two years ○ Two or more years

Is this your mailing address?

◉ Yes ○ No

Identification Credentials

What is your Social Security number?

Date of Birth

month day year

What type of identification will you be using?

Please select one

Are you a GE Employee?

○ Yes ◉ No

BACK

NEXT: Confirm your Information →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

GE Capital
Invest Direct

Text Size A A A
Secure Site

1. Get Started
2. Personal Information
3. Create Your Investment
Review Terms and Conditions
Final Verification
4. Fund Your Investment
5. Choose Username and Password

Your Selection

Investment In:

GE Capital Select

Term: **2 years**
Amount: **$1,000.00**
Rate*: **1.20%**

*The rate will be set when your investment is funded. The rate you receive will be the highest rate available in the seven calendar days prior to the date of funding. If the rate you receive is unacceptable to you, you may cancel your investment within 10 days of the date of funding.

Review Terms and Conditions

Review the information appearing below, and certify your tax information.

GE Capital Select Prospectus

GE Capital Select term notes are offered to the general public by prospectus only. In making an investment decision regarding GE Capital Select term notes, you should rely only on the information contained in (1) the most recent GE Capital Select prospectus, (2) any related prospectus supplement and (3) the pricing supplement that describes the terms of the GE Capital Select term notes in which you have invested. All offerings are subject to delivery of the prospectus and the prospectus supplements. Before you invest you should read the prospectus in the registration statement related to GE Capital Select term notes and the other documents that General Electric Capital Corporation has filed with the SEC for more information about General Electric Capital Corporation and this offering. Click on the link below to review the prospectus online.

View Prospectus

Terms and Conditions of Investment, eService, and eConsent

Consent to Electronic Delivery

Review the electronic consent terms and conditions appearing below and indicate whether you accept them. If you do not accept them, you will not be able to establish your investment online.

By clicking "I Accept" you consent to electronically receive before you complete this investment: (1) the GE Capital Select term note prospectus; (2) any related prospectus supplement; and (3) the pricing supplement that

Please Indicate that you have read the above and accept:

○ I Accept ○ I Decline

Printable Version →

W9 Tax Certification

Taxpayer Identification: 666-31-2671

Under penalties of perjury, I certify that:

1. **The number provided above is my correct taxpayer identification number, and**
2. **I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and**
3. **I am a U.S. citizen or a U.S. resident alien.** Click here for IRS form & W9 instructions.

Certification Instructions:

☐ **You must click on this check box to delete item 2 above if the IRS has notified you that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

By accepting below you agree under penalties of perjury that the Taxpayer Identification Number and Certification above is correct and complete.

Please Indicate that you have read the above and accept:

○ **I Accept** ○ **I Decline**

BACK NEXT: Final Verification →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

GE Capital
Invest Direct

Text Size A A A Secure Site

1. Get Started
2. Personal Information
3. Create Your Investment
4. Fund Your Investment
- Bank Account Information
- Account Verification
- Interest Payout

5. Choose Username and Password

Your Selection

Investment In:
GE Capital Select
Term: **2 years**
Amount: **$1,000.00**
Rate*: **1.20%**

*The rate will be set when your investment is funded. The rate you receive will be the highest rate available in the seven calendar days prior to the date of funding. If the rate you receive is unacceptable to you, you may cancel your investment within 10 days of the date of funding.

Fund your Investment

How Funding Works

Online funding consists of two parts, account verification and funds transfer. The best way to verify your bank account is electronically through instant verification, but you may also use trial deposits or you may fund by check.

Note that when you fund by check, the interest on your GE Capital Select term note will be paid at maturity. If you fund electronically, you'll be able to choose whether to get interest paid at maturity **OR** monthly.

For instant verification, you'll need to have online access to your funding bank. Once we've verified your bank account electronically, your investment will be transferred from the designated bank account. If you elect to receive interest on a monthly basis, this will be the bank account into which such interest will be paid every month.

Requirements:

- The registration of the bank account you designate must match the registration of your investment. For example, if you are establishing an investment for John and Cindy Smith, the linked bank checking account should also be registered to the same individuals. If you are establishing an investment registered to John Smith alone, the bank account registration should be the same.
- The bank account you designate must be a bank or bank branch located in the U.S.

Electronic Bank Transfer

Which type of account will you be using?

- Checking Account
- Savings Account

Bank Routing Number

Confirm Bank Routing Number

Bank Account Number

Confirm Bank Account Number

Bank Routing Number
Bank Account Number

NEXT: Account Verification →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

GE Capital
Invest Direct

Text Size A A A
Secure Site

1. Get Started
2. Personal Information
3. Create Your Investment
4. Fund Your Investment
- Bank Account Information
- Account Verification
- Interest Payout

5. Choose Username and Password

Your Selection

Investment In:
GE Capital Select

Term: 2 years
Amount: $1,000.00
Rate*: 1.20%

*The rate will be set when your investment is funded. The rate you receive will be the highest rate available in the seven calendar days prior to the date of funding. If the rate you receive is unacceptable to you, you may cancel your investment within 10 days of the date of funding.

Fund your Investment

How Funding Works

Online funding consists of two parts, account verification and funds transfer. The best way to verify your bank account is electronically through instant verification, but you may also use trial deposits or you may fund by check.

Note that when you fund by check, the interest on your GE Capital Select term note will be paid at maturity. If you fund electronically, you'll be able to choose whether to get interest paid at maturity **OR** monthly.

For instant verification, you'll need to have online access to your funding bank. Once we've verified your bank account electronically, your investment will be transferred from the designated bank account. If you elect to receive interest on a monthly basis, this will be the bank account into which such interest will be paid every month.

Requirements:

...nvestment. For example, if ...account should also be ...ohn Smith alone, the bank

What you need to know about funding by check

You are opening a GE Capital Select term note investment and have elected to fund by check. As a result, your investment will initially be set to pay interest **at maturity.**. You will have the opportunity to change this setting after your investment has been established.

In addition, if you elect to complete your investment by mailing in a check, your investment will not be completed and your investment account will not be established until your check is received. Furthermore, the interest rate on the notes for which you are subscribing will not be set until your investment account is established. As a result, depending on when you send in your check, the interest rate you receive on your investment may be materially different than the rate available today. Upon establishment of your investment account, your rate will be set at the highest rate for the term you selected available during the immediately preceding seven days. However, if you are not satisfied with your interest rate once your investment account is established and would like to cancel your investment, you must do so within 10 calendar days of the establishment of the investment account to avoid incurring a five percent (5%) early redemption penalty. Please click on your selection below:

Fund Electronically →   Continue Funding Via Check

...unt

Confirm Bank Account Number

NEXT: Account Verification →

Need help? Call us at 1-800-433-4480. Representatives are available business days, from 8:00 AM to 7:00 PM ET

© 2012 General Electric Capital Corporation Privacy Policy

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Investment in: GE Capital Select Application Type: Individual Application ID # - 5000022775

Dear Jonathan TEST,

Your application for the investment referred to below has been approved and is awaiting your initial investment check. (If you’ve already mailed in your check, please disregard this email.) Here’s relevant information about your application:

Product:	GE Capital Select
Term:	2 years
Rate offered on application date*:
Investment owner(s):	JONATHAN TEST
Investment type:	Individual
Application ID number:
Amount of investment:	$1,000.00

*IMPORTANT: GE Capital Select term note rates may change at any time. The interest rate indicated above is the rate currently offered on the application date for the term investment you have selected. However, the rate for your investment will not be set until you have returned your investment check and the cover letter that was provided to you when you completed your application to complete the application process and fund your investment. Upon completion of the application process and funding of your investment, your interest rate will be set. You will receive the highest rate available in the seven calendar days prior to the date your investment is completed. If this new rate is unacceptable to you, and you would like to cancel your investment, you must do so within ten calendar days of the establishment of your investment account to avoid incurring a five percent (5%) penalty and receiving back only 95% of your investment amount.

Please mail your check with the cover letter that was provided to you when you completed your application. The amount of your check MUST be in the amount you entered when you submitted your application. If it is not, your investment cannot be established and the check returned to you. Be sure to make the check out to the product listed above and note your application ID on the check. Your investment must be funded within 30 days or the application will expire and you will need to reapply.

Our mailing address appears below:

GE Capital Invest Direct

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

GE Capital Select
PO Box 534023
Pittsburgh, PA 15253-4023

We look forward to serving you.

Sincerely,

GE Capital Invest Direct

Please do not reply to this e-mail as it was automatically generated from an unmonitored e-mail address.

GE Capital Select term notes are a direct investment in the senior, unsecured corporate debt of General Electric Capital Corporation. GE Capital Select term notes are not a bank deposit, money market account or certificate of deposit and are not FDIC-insured. GE Capital Select is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. When you invest in GE Capital Select term notes, you agree to invest for the stated term of the security. Please see the prospectus for important investment information, including information on applicable penalties if notes are redeemed prior to their stated maturity.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-184794] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

© 2012 General Electric Capital Corporation.

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Investment in: GE Capital Select Application Type: Individual Application ID # - 5000022776

Dear Jonathan Test,

Your investment in GE Capital Select term notes has been approved and an electronic transfer to fund the investment initiated. Upon completion of the funding process, you will be mailed a confirmation statement, which will provide you with details on your investment including the investment account number, maturity date and rate.

You will be able to keep track of your investment through our eService website using the username and password you established when you completed your application. Before you can do so, please activate your login by clicking on the link appearing below:

Verify your email address for the eService Site

Once your login is activated you may use eService to securely:

•	View transactions and statements
•	Update your profile
•	View all of your GE Capital Direct investments through one login

You may also monitor your investment 24 hours a day, 7 days a week by calling our toll-free automated telephone line at 1-800-433-4480.Customer Service Representatives are available at this number on business days, from 8:00 a.m. to 7:00 p.m. Eastern Time.

Thank you for your investment! We look forward to serving you.

Sincerely,

GE Capital Invest Direct

Please do not reply to this e-mail as it was automatically generated from an unmonitored e-mail address.

GE Capital Select term notes are a direct investment in the senior, unsecured corporate debt of General Electric Capital Corporation. GE Capital Select term notes are not a bank deposit, money market account or certificate of deposit and are not FDIC-insured. GE Capital Select is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. When you invest in GE Capital Select term notes, you agree to invest for the stated term of the security. Please see the prospectus for important investment information, including information on applicable penalties if notes are redeemed prior to their stated maturity.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-184794] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

© 2012 General Electric Capital Corporation.

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Investment in: GE Capital Select Application Type: Individual Application ID # - 5000022777

Dear Jonathan Fczlfghz,

Thank you for choosing to invest in GE Capital Select.

You elected to verify your linked bank account using trial deposits. Here’s what you can expect:

1.	RECEIVE TRIAL DEPOSITS: Within 2 to 3 business days, we will make two small deposits into the bank account you provided.*

2.	CHECK DEPOSIT AMOUNTS: You’ll check with your bank and note the trial deposit amounts.

3.

CONFIRM DEPOSIT AMOUNTS: Once you have noted the amounts, you can return to our website, and click on “finish application.” You must then enter the username and password you previously selected. Once you do, you can enter in the trial deposit amounts and click on submit. Your external bank account will then be verified.

4.

INITIAL INVESTMENT WILL BE TRANSFERRED: The investment amount you indicated on your application will then be transferred. Transfers we initiate on your behalf normally take 2 to 3 business days to be completed.

Please note that GE Capital Select term note rates may change at any time. The rate for your investment will not be set until you have completed the application process and funded your investment. Upon completion of the application process and funding of your investment, your interest rate will be set. You will receive the highest rate available in the seven calendar days prior to the date your investment is completed. If this new rate is unacceptable to you, and you would like to cancel your investment, you must do so within ten calendar days of the establishment of your investment account to avoid incurring a five percent (5%) penalty and only receiving back 95% of your invested amount.

It is important that you complete this process as soon as possible. If you do not do so within 30 days from the date of your application’s approval, your application will be closed.

Questions? Customer Service Representatives are available at 1-800-433-4480. They can assist you on business days, from 8:00 a.m. to 7:00 p.m. Eastern Time.

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

We look forward to serving you.

Sincerely,

GE Capital Invest Direct

* There will be two trial deposit credits and one debit for the combined trial deposit amount. The net effect to your bank account will be zero.

Please do not reply to this e-mail as it was automatically generated from an unmonitored e-mail address.

GE Capital Select term notes are a direct investment in the senior, unsecured corporate debt of General Electric Capital Corporation. GE Capital Select term notes are not a bank deposit, money market account or certificate of deposit and are not FDIC-insured. GE Capital Select is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. When you invest in GE Capital Select term notes, you agree to invest for the stated term of the security. Please see the prospectus for important investment information, including information on applicable penalties if notes are redeemed prior to their stated maturity.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-184794] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

© 2012 General Electric Capital Corporation.

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794

Filed pursuant to Rule 433
Dated November 15, 2012
Registration Statement No. 333-184794